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                                                                    EXHIBIT 12.1

                        MARINE DRILLING COMPANIES, INC.

  RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS CALCULATION
                             (DOLLARS IN THOUSANDS)
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
                                                     FOR THE YEARS ENDED DECEMBER 31,
                                            ---------------------------------------------------
DESCRIPTION                                      1993             1994               1995
-----------                                 --------------    -------------    ----------------
Income (loss) before income taxes and
  extraordinary items.....................         $23,301          $ 9,123             $(6,102)
Add: Fixed charges:
    Interest expense......................  $580              $70              $  855
    Capitalized interest..................                                        126
    Amortized debt expense................                                         51
                                            ----              ---              ------
         Total fixed charges..............             580               70               1,032
Less: capitalized interest................               0                0                (126)
                                                   -------          -------             -------
    Subtotal earnings.....................         $23,881          $ 9,193             $(5,198)
                                                   =======          =======             =======
Divided by:
Fixed charges.............................         $   580          $    70             $ 1,032
                                                   -------          -------             -------
Ratio of earnings to fixed charges........         $ 41.17          $131.33             $ (5.03)
                                                   =======          =======             =======
Fixed charges.............................  $580              $70              $1,032
Preferred dividend requirements...........     0                0                   0
                                            ----              ---              ------
         Total fixed charges and preferred
           dividend requirements..........         $   580          $    70             $ 1,032
                                                   -------          -------             -------
Ratio if calculated with preferred stock
  dividend requirements...................         $ 41.17          $131.33             $ (5.03)
                                                   =======          =======             =======
If ratio is negative or zero:
Amount earnings did not cover fixed
  charges.................................               0                0               6,228
                                                   =======          =======             =======

                                             FOR THE YEARS ENDED DECEMBER 31,       THREE MONTHS
                                            ----------------------------------    ENDED MARCH 31,
DESCRIPTION                                       1996               1997               1998
-----------                                 ----------------    --------------    ----------------
Income (loss) before income taxes and
  extraordinary items.....................           $32,255           $89,836            $26,199
Add: Fixed charges:
    Interest expense......................  $  895              $575              $ 86
    Capitalized interest..................      61                49                 0
    Amortized debt expense................      46               333                32
                                            ------              ----              ----
         Total fixed charges..............             1,002               957                118
Less: capitalized interest................               (61)              (49)                 0
                                                     -------           -------            -------
    Subtotal earnings.....................           $33,197           $90,744            $26,317
                                                     =======           =======            =======
Divided by:
Fixed charges.............................           $ 1,002           $   957            $   118
                                                     -------           -------            -------
Ratio of earnings to fixed charges........           $ 33.13           $ 94.82            $223.03
                                                     =======           =======            =======
Fixed charges.............................  $1,002              $957              $118
Preferred dividend requirements...........       0                 0                 0
                                            ------              ----              ----
         Total fixed charges and preferred
           dividend requirements..........           $ 1,002           $   957            $   118
                                                     -------           -------            -------
Ratio if calculated with preferred stock
  dividend requirements...................           $ 33.13           $ 94.82            $223.03
                                                     =======           =======            =======
If ratio is negative or zero:
Amount earnings did not cover fixed
  charges.................................                 0                 0                  0
                                                     =======           =======            =======
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